Exhibit 10.8
Amendment to Option Grant
(for option awards issued before February 23, 2010)
under the
Amended and Restated 2008 Enterprise Products Long-Term Incentive Plan
     The undersigned participant (hereinafter, “you” or the “Participant”) hereby agrees and acknowledges that the Committee’s current policy is that options that are not vested will be forfeited and cancelled upon the Participant’s termination of employment except where the Participant is terminated due to a Qualifying Termination. In accordance with such policy, the Participant hereby agrees to the amendment to his or her Option Grant No(s).                      (as it/they may be previously amended and/or restated, the “Award Agreement(s)”) under the Amended and Restated 2008 Enterprise Products Long-Term Incentive Plan (the “Plan”) as follows:
     Notwithstanding any other provisions of the Award Agreement(s), the following capitalized terms, as used in the Award Agreement(s) (as amended hereby), shall have the following meanings:
     “Qualified Month” means a calendar month during which the Partnership pays a cash distribution to holders of its Common Units.
     “Qualifying Termination” means:
     (a) your status as an employee of any Affiliated Group (as defined below) member is terminated due to your (i) death or (ii) receiving long-term disability benefits under the applicable Affiliated Group member’s long-term disability plan, provided such disability qualifies as a “disability” under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”); or
     (b) your employment with any Affiliated Group member is terminated due to your retirement on or after (1) reaching age 62, (2) having 10 or more years of credited service as an employee of one or more Affiliated Group member(s), (3) executing a Retirement Agreement and Release (in such form as the Committee may approve from time to time) and (4) otherwise complying with any related retirement policies of the Affiliated Group member in effect at the time of the effective date of your retirement; or
     (c) your termination of employment by any Affiliated Group member (or its successor) and each of its Affiliates within one year after a Change of Control (as defined below) and (1) such termination of employment was initiated by the Affiliated Group member (or its successor) other than upon or after the occurrence of a Termination for Cause (as defined below) or (2) if such termination of employment was initiated by you, is upon or after the occurrence of a Termination for Good Reason (as defined below); provided, however, that you terminate your employment with any Affiliated Group member (or any successor) and its Affiliates within 120 days following the date on which you have actual notice of the event that gives rise to the Termination for Good Reason.
     “Affiliated Group” means the Company or any of its Affiliates.
     “Change of Control” means Duncan shall cease, directly or indirectly, to control the General Partner (including for purposes of clarification, and without limitation, by control that may be deemed to exist based on (i) the facts that cause Duncan’s deemed control of the General Partner to exist as of the date of this Agreement (which existing control is hereby recognized and agreed) or (ii) Duncan’s direct or indirect power to exercise a controlling influence over either the management or policies of the General Partner (as control and power are construed and used under rules and regulations promulgated by the U.S. Securities and Exchange Commission, including any presumptions used thereunder relating to control).
     “Duncan” means, collectively, individually or any combination, Dan L. Duncan, his wife, descendants, heirs and/or legatees and/or distributees of Dan L. Duncan’s estate, and/or trusts (including, without limitation, one or more voting trusts) established for the benefit of his wife, descendants, heirs and/or legatees and/or distributees.

     "Termination for Cause” means the occurrence of any of the following events:
     (a) the commission by you of a material act of willful misconduct including, but not limited to, the willful violation of any material law, rule, regulation of a governmental entity or cease and desist order applicable to you or any Affiliated Group member (or its successor) (other than a law, rule or regulation relating to a minor traffic violation or similar offense), or an act which constitutes a breach by you of a fiduciary duty owed to any Affiliated Group member (or its successor); or
     (b) the commission by you of an act of dishonesty relating to the performance of your duties, habitual unexcused absence(s) from work, willful failure to perform duties in any material respect (other than any such failure resulting from your incapacity due to physical or mental illness or disability), or gross negligence in the performance of duties resulting in material damage or injury to any Affiliated Group member (or its successor), its reputation or goodwill (provided, however, that in the event of your willful failure to perform duties in any material respect, you shall be provided with written notice of such event and shall be provided with a reasonable opportunity, in no event more than 30 days, to cure such failure to perform your duties); or
     (c) any felony conviction of you or any conviction of you involving dishonesty, fraud or breach of trust (other than for a minor traffic violation or similar offense), whether or not in the line of duty.
     "Termination for Good Reason” means any nonconsensual (a) material reduction in your authority, duties or responsibilities; (b) reduction in your compensation by more than 20 percent from the compensation (excluding Awards pursuant to the Plan or other equity-based compensation) paid by any Affiliated Group member (or its successor) during the completed fiscal year prior to the Change of Control; or (c) change caused by any Affiliated Group member (or its successor) in your office location of more than 50 miles from its location on the date of the Change of Control.
     All capitalized terms shall have the meaning set forth in the Plan, as amended and/or restated, unless otherwise provided herein.
[Signature Page Follows]

This amendment is adopted effective as of February 23, 2010.

ENTERPRISE PRODUCTS COMPANY	PARTICIPANT:
(formerly EPCO, Inc.)

Signature	Signature

Title:	Title:

Date: February 23, 2010	Date:

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